UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2003

7-Eleven, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-16626	75-1085131
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

2711 North Haskell Avenue

Dallas, Texas 75204-2906

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 828-7011

Item 9. Regulation FD Disclosure.

7-Eleven, Inc., a Texas corporation (“7-Eleven”) hereby furnishes the following information under this Item 9. Pursuant to the rules and regulations of the Securities and Exchange Commission, such information is not deemed to be filed hereunder.

On September 18, 2003, 7-Eleven issued the press release attached as Exhibit 99.1 and posted it on the Company’s website.

Exhibit Number	Description of Document

99.1	Press Release of 7-Eleven, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

7-ELEVEN, INC.

Date: September 18, 2003	/s/ Bryan F. Smith, Jr.

Bryan F. Smith, Jr.

Executive Vice President, General Counsel

and Secretary